EMPLOYMENT AGREEMENT

                  Agreement dated as of October 1, 1997, between BALCHEM CORPORATION ("Company") and DINO A. ROSSI ("Employee").

                  In consideration of the agreements contained below, the parties agree as follows:

                  1. Company shall employ Employee as its General Manager and Chief Executive Officer for a term (the "Term") commencing as of the date hereof and terminating September 30, 2000.

                  2. Throughout the Term, Employee shall be elected as a President and as a director of Company.

                  3. During the Term, Employee shall devote all of his time, attention and effort to the performance of his duties for Company.

                  4. During the Term, Employee shall receive a salary at the rate of $150,000 per annum, which salary may be increased, at a minimum annually, but not decreased during the Term at the instance of the Board of Directors of Company.

                  5. In addition to his salary aforesaid, Employee shall be entitled to all of the fringe benefits afforded by Company to its executives, including a company car, and to annual discretionary bonuses based on a target figure of 50% of his annual salary for the respective bonus year. Employee shall be entitled to three weeks paid vacation per calendar year or such greater amount as may be provided under the Company's then prevailing vacation policy as in effect from time to time. All vacation shall be scheduled so as not to interfere with Company's operations. In addition, simultaneously herewith, Employee has been granted options to purchase 50,000 shares of Company's common stock under conditions set forth in a Board of Directors resolution dated October 17, 1997.

                  6. During the Term, and for one year thereafter, Employee, shall not

                           (i) directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or make any financial investments in, or become employed by, or be connected in any manner with, or


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                                            render    (whether    or   not   for
                                            compensation)     any    consulting,
                                            advisory or other services to or for
                                            the benefit of, any person,  firm or
                                            corporation,  or otherwise engage in
                                            any business activity which directly
                                            or  indirectly   competes  with  any
                                            business  conducted  by the Company;
                                            PROVIDED, HOWEVER, that it shall not
                                            be a violation of this Agreement for
                                            Employee    to    have    beneficial
                                            ownership  of  less  than  1% of the
                                            outstanding  amount  of any class of
                                            securities   listed  on  a  national
                                            securities  exchange or quoted on an
                                            inter-dealer   quotation  system  in
                                            such entity;

                           (ii) directly or indirectly, solicit, in competition with the Company, any person who is a customer of any business conducted by the Company; or

                           (iii) directly or indirectly, induce or attempt to induce any employee of the Company to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity which competes with any business conducted by the Company.

                  7. Employee acknowledges that in the course of his employment with the Company, he will have acquired information concerning the Company which is not publicly available, including non-public financial information and trade secrets ("Proprietary Information"). Employee will keep such Proprietary Information confidential at all times after his employment terminates, and will not make use of such Proprietary Information on his own behalf, or on behalf of any third party without the prior written consent from the Company (which may be withheld for any reasons), unless such information shall have become public knowledge other than by being divulged or made accessible by him in breach of this provision, or unless such information is required to be disclosed pursuant to governmental or judicial process or procedure.

                  8. Employee acknowledges that as CEO and President of the Company he has been placed in a position of confidence and trust with the clients and employees of the Company, and that in connection with such services to the company, he has access to confidential information vital to the Company's business. Employee


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further  acknowledges  that in view of the nature of the  business  in which the
Company is engaged, the foregoing restrictive covenants in this Section 6 and 7 hereof are reasonable and necessary in order to protect the legitimate interests of the Company and that violation of Sections 6-8 hereof would result in irreparable injury to the Company. Accordingly, Employee consents and agrees that this Section 8 is reasonable and necessary in order to protect the legitimate interests of the Company and that violation of Sections 6-8 hereof would result in irreparable injury to the Company. Accordingly, he consents and agrees that if he violates or threatens to violate any of the provisions of such sections the Company would sustain irreparable harm and, therefore, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.

                  9. The Company may terminate the employment of Employee under this Agreement for cause at any time during the terms of this Agreement.

                           "For Cause" as used herein shall mean the following:

                           (a)      Habitual absence or lateness;

                           (b)      Insubordination;

                           (c) Gross failure to perform duties assigned in a competent and workmanlike manner;

                           (d) Failure to observe the provisions of paragraph 3 of this Agreement concerning the devotion of full time to the Company's business;

                           (e)      Failure to protect Confidential Information;

                           (f) Any action which constitutes a violation of applicable criminal statutes; or

                           (g) Any act which frustrates or violates the undivided duty of loyalty owed by Employee to the Company and/or which violates the essence of this Agreement.

                  10. If, at the end of the Term, Company is unwilling to continue to employ Employee at a salary at least equal to the


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salary  being paid  Employee at the end of the Term hereof for at least one year further, and Employee thus leaves the employ of Company, Employee shall receive as severance a sum equal to the previous year's annual salary and he shall be immediately vested in the right to exercise employee stock options theretofore granted to him and not yet vested. If, however, Employee leaves for any other reason, or is terminated for cause he is not to be entitled to a severance payment or the immediate vesting of such stock options.

                  11. Employee may not assign or transfer this Agreement or any of his rights, duties or obligations hereunder. Company may assign this Agreement to any person or entity acquiring all or substantially all of the Company's assets (by merger or otherwise) so long as such person, entity or affiliate assumes the Company's obligations hereunder.

                  12. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to Employee's employment by the Company or the termination thereof. This Agreement may not be modified except by a writing, signed by you and by a duly authorized officer of the Company. This Agreement shall be binding upon Employee's heirs and personal representatives, and the successors and assigns of the Company.

                  Executed as of the day and year first above written.

                                                  BALCHEM CORPORATION

                                                  By: /S/ WALLACE BORKER
                                                      ------------------
                                                      Secretary


                                                      /s/  DINO A. ROSSI
                                                      ------------------
                                                      Dino A. Rossi


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